Exhibit 10.2

TERMINATION OF LEASE AGREEMENT

This TERMINATION OF LEASE AGREEMENT (the "Agreement") is made by and between the City of Wichita, Kansas, a municipal corporation, of Sedgwick County, Kansas (the "City"), and Royal Caribbean Cruises Ltd., organized under the laws of Liberia and qualified to conduct its business in the State of Kansas (the "Tenant"). Unless a definition is otherwise provided in this Agreement, the capitalized terms used in this Agreement shall have the same meanings ascribed to them in the Lease as defined below.

WITNESSETH

WHEREAS, the City has previously issued its Industrial Revenue Bonds, Series XI, 1997 (the "Bonds"), in the aggregate original principal amount of $6,000,000, for the purpose of acquiring, purchasing, constructing and equipping a telephone reservation center in an existing facility located in the City of Wichita, Kansas, such machinery and equipment being hereinafter referred to as the "Project"); and

WHEREAS, the Bonds were issued pursuant to Ordinance No. 43-641 passed and approved by the governing body of the City on November 25, 1997 (the "Ordinance"); and

WHEREAS, in connection with the issuance of the Bonds, the City, as lessor (the "Issuer"), and Royal Caribbean Cruises Ltd. as lessee (the "Tenant"), entered into a Lease Agreement dated as of December 1, 1997 (the "Lease"), a notice of which was filed of record at Film 1744, Page 2558 in the records of the Sedgwick County Register of Deeds;

WHEREAS, the Tenant has paid in full, on January 1, 2008 all of the outstanding Bonds pursuant to terms of the Ordinance, and in accordance with the terms of the Lease, the Basic Term of the Lease expired upon such payment; and

WHEREAS, concurrently upon the payment in full of all of the Bonds, the Lease is declared null and void and the Tenant requests that the City convey title to the Project to Royal Caribbean Cruises Ltd., following payment of the sum of $1,000 required by Section 16.2(ii) of the Lease;

NOW, THEREFORE, THE CITY DOES HEREBY STATE AND DECLARE that as of the date of delivery hereof the Lease and the Notice thereof shall terminate and be of no further force and effect. The property located in Sedgwick County, Kansas, affected by the Lease and this Termination of Lease is described in Schedule I attached hereto and incorporated herein by reference.

IN WITNESS WHEREOF, the parties named above have caused this Termination of Lease to be duly executed in their respective names and have caused their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, as of February 26, 2010.

CITY OF WICHITA, KANSAS

By /s/ Carl Brewer
Carl Brewer, Mayor

[SEAL]

ATTEST:

/s/ Karen Sublett, MMC

Karen Sublett, City Clerk

ACKNOWLEDGMENT

STATE OF KANSAS	)
) ss:
SEDGWICK COUNTY	)

On this 26th day of Feb, 2010 before me, the undersigned, a Notary Public in and for said State, came Carl Brewer and Karen Sublett, to me personally known to be the Mayor and City Clerk, respectively, of the City of Wichita, Kansas, and said Mayor and City Clerk acknowledged that they executed the foregoing instrument in writing as the free act and deed of said City.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.

/s/ Deborah A. Tadlock
Notary Public

[SEAL]

My Appointment Expires:

7-19-12

ROYAL CARIBBEAN CRUISES, LTD.

By /s/ Maria R. Del Busto

ACKNOWLEDGMENT

STATE OF FLORIDA	)
) ss:
MIAMI-DADE COUNTY	)

On this 26th day of March, 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Maria Del Busto, to me personally known, who, being by me duly sworn, did say that they are the representative of Royal Caribbean Cruises, Ltd., and had signed the foregoing instrument in writing on behalf of said company as the free act and deed of said company.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.

/s/ Maray Leal
Notary Public

[SEAL]

My Appointment Expires:

October 19, 2012

ROYAL CARIBBEAN CRUISES LTD.

SCHEDULE I

SCHEDULE I TO THE TRUST INDENTURE OF THE CITY OF WICHITA, KANSAS, AND INTRUST BANK, N.A., WICHITA, KANSAS, AS TRUSTEE, DATED AS OF DECEMBER 1, 1997 AND TO THE LEASE DATED AS OF DECEMBER 1, 1997 BY AND BETWEEN SAID CITY AND ROYAL CARIBBEAN CRUISES LTD.

PROPERTY SUBJECT TO LEASE

THE IMPROVEMENTS

(a) The following described real property located in Sedgwick County, Kansas to wit:

Lots 1, 2 and 3, Rock Island Industrial Park Addition, Wichita, Sedgwick County, Kansas.

(b) All buildings, improvements, machinery, equipment and furnishings purchased with the proceeds of the Bonds and located on any of the above-described real property, and more specifically described as follows:

A 23,000 square foot facility to be used as an auxiliary reservations call center.

The property interests described in paragraphs (a) and (b) of this Schedule I constitute the "Project"

as referred to in said Lease and said Indenture.